Exhibit 99.1

Investor Contact:

Michael Polyviou/Peter Schmidt

Financial Dynamics

212-850-5748

Media Contact:

Lisa Cradit

Financial Dynamics

212-850-5600

iPCS, INC. REPORTS FINANCIAL RESULTS FOR THE FOURTH QUARTER
AND FULL YEAR ENDED DECEMBER 31, 2006

Also Provides Business Outlook for Full Year 2007

SCHAUMBURG, Ill.—March 14, 2007 - iPCS, Inc. (Nasdaq: IPCS), a PCS Affiliate of Sprint Nextel, today reported financial and operational results for its fourth quarter and fiscal year ended December 31, 2006.  This information supplements the subscriber activity results, which the Company previously announced on January 25, 2007.

Highlights for the Quarter ended December 31, 2006:

•                  Total revenues of $133.0 million, compared to $109.6 million in the quarter ended December 31, 2005.

•                  Net loss of $12.0 million, or $0.72 per share, compared to a net loss of $17.2 million, or $1.03 per share, in the quarter ended December 31, 2005.

•                  Adjusted EBITDA of $16.3 million, compared to $13.2 million in the quarter ended December 31, 2005.  Included in Adjusted EBITDA for the quarter ended December 31, 2006 is approximately $0.5 million in Sprint Nextel litigation expenses.  Included in Adjusted EBITDA for the quarter ended December 31, 2005 is approximately $3.7 million in Sprint Nextel litigation expenses, Horizon PCS integration and severance expenses.

•                  Capital expenditures of $15.7 million, compared to $8.9 million for the quarter ended December 31, 2005.

•                  As previously announced on January 25, 2007:

•                  Gross additions of approximately 74,000, compared to 64,200 for the quarter ended December 31, 2005.

•                  Net additions of approximately 27,000, compared to 18,900 for the quarter ended December 31, 2005.

•                  Monthly churn, net of 30 day deactivations, of approximately 2.4%, compared to 2.6% for the quarter ended December 31, 2005.

•                  Ending subscribers of approximately 561,300, compared to 495,300 for the quarter ended December 31, 2005.

Highlights for the Full Year ended December 31, 2006:

•                  Total revenues of $492.4 million.

•                  Net loss of $46.0 million or $2.76 per share.

•                  Adjusted EBITDA of $72.1 million; included in Adjusted EBITDA is approximately $6.3 million in Sprint Nextel litigation expenses.

•                  Capital expenditures of $44.5 million.

•                  As previously announced on January 25, 2007:

•                  Gross additions of approximately 247,500.

•                  Net additions of approximately 67,600.

•                  Monthly churn, net of 30 day deactivations, of approximately 2.5%.

“iPCS exhibited solid growth and progress during 2006, as our continued focus on the acquisition and retention of subscribers resulted in the further expansion of our subscriber base,” remarked Timothy M. Yager, President and CEO of iPCS. “This growth was complemented by successful initiatives to improve our wireless network while building and refining our distribution system.  These initiatives resulted in our best quarterly subscriber additions since our merger with Horizon PCS in July, 2005.”

“Also in 2006, we participated in trials in Delaware and Illinois courts related to our lawsuits against Sprint regarding its merger with Nextel, and we received two rulings that we believe are favorable to us,” continued Mr. Yager. “Sprint has appealed the Illinois ruling, and we expect the appellate court to rule in late 2007 or early 2008.”

Business Outlook for Full Year 2007:

The metrics below provide a range of selected financial and operational guidance for 2007.  A variety of factors referenced elsewhere in this release could cause actual results to differ materially from the guidance.

•                  Gross additions of  260,000 to 280,000.

•                  Adjusted EBITDA of $70 million to $90 million, excluding expenses related to the Sprint Nextel litigation.

•                  Capital expenditures of $38 million to $42 million.

The Adjusted EBITDA range for 2007 reflects continued volatility in earnings as the Company grows its subscriber base as well as the uncertainty in the outcome of the disputes with Sprint relating to the CCPU, CPGA and reciprocal roaming rates.  Sprint has notified the Company that, effective January 1, 2007, the monthly rate per subscriber for the Sprint CCPU services is $7.50 for 2007, changing to $7.09 for 2008 and $6.81 for 2009, and the rate per gross addition for the Sprint CPGA services is $20.09 for 2007, $19.41 for 2008 and $18.58 for 2009.  Pursuant to the terms of the services agreements, the Company has elected to submit the determination of the new rates for these services to binding arbitration.  Sprint has also notified the Company that, effective January 1, 2007, the reciprocal roaming rate for voice and 2G data for 2007 is $0.0403 per minute and for 3G data is $0.0010 per kilobyte.  The Company strongly disagrees with Sprint’s new roaming rates and intends to vigorously oppose them.  If the Company is unable to reach a negotiated agreement with Sprint with respect to these rates, the Company will submit the matter to arbitration or litigation.  In the meantime, the Company is paying and receiving the new rates.

 “We have experienced a strong start to 2007 regarding our gross additions and feel confident that we have built the distribution network required to continue our growth.  As we look into 2008, assuming no changes in the disputed rates as a result of negotiation or arbitration, we believe that we should see Adjusted EBITDA growth of between 20% and 25%,” stated Yager.

Conference Call to be held tomorrow, March 15th, at 11:00am ET (10:00am CT)

The Company has scheduled a conference call for tomorrow, March 15th, at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) to discuss its financial and subscriber results for the quarter and year ended December 31, 2006.  To listen to the call, dial 1-800-475-2151 at least five minutes before the conference call begins and reference the “iPCS Earnings Conference Call.”  Those calling in from international locations should dial 1-973-582-2710. A replay of the call will be available beginning at 2:00 p.m. Eastern Time on March 15, 2007.  To access the replay, dial 1-877-519-4471 using a pass code of 8369498.  To access the replay from international locations, dial 1-973-341-3080 and use the same pass code. The call will also be webcast and can be accessed at the Investor Relations page of the iPCS website at www.ipcswirelessinc.com.  Replay of the webcast and the call will be available through midnight on March 22, 2007.

About iPCS, Inc.

iPCS is the Sprint PCS Affiliate of Sprint Nextel with the exclusive right to sell wireless mobility communications network products and services under the Sprint brand in 80 markets including markets in Illinois, Michigan, Pennsylvania, Indiana, Iowa, Ohio and Tennessee. The territory includes key markets such as Grand Rapids (MI), Fort Wayne (IN), Tri-Cities (TN), Scranton (PA), Saginaw-Bay City (MI) and Quad Cities (IA/IL). As of December 31, 2006, iPCS's licensed territory had a total population of approximately 15.0 million residents, of which its wireless network covered approximately 11.4 million residents, and iPCS had approximately 561,300 subscribers. iPCS is headquartered in Schaumburg, Illinois. For more information, please visit the Company's website at www.ipcswirelessinc.com.

Definitions of Operating and Non-GAAP Financial Measures

iPCS provides readers financial measures calculated using generally accepted accounting principles (“GAAP”) and other measures which are derived from GAAP (“Non-GAAP Financial Measures”).  These financial measures reflect conventions or standard measures of liquidity, profitability or performance commonly used by the investment community in the telecommunications industry for comparability purposes.  These financial measures are a supplement to GAAP financial measures and should not be considered as an alternative to, or more meaningful than, GAAP financial measures.

The Non-GAAP Financial Measures used in this release include the following:

• Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization as adjusted for gain or loss on the disposal of property and equipment and stock-based compensation expense.  Adjusted EBITDA is a measure used by the investment community in the telecommunications industry for comparability and is not intended to represent the results of our operations in accordance with GAAP.

• ARPU, or average revenue per user, is a measure of the average monthly subscriber revenue earned for subscribers based in our territory.  This measure is calculated by dividing subscriber revenues (ARPU) or subscriber revenues plus roaming revenues (ARPU including roaming) in our consolidated statement of operations by the number of our average monthly subscribers during the period divided by the number of months in the period.

• CCPU, or cash cost per user, is a measure of the monthly costs to operate our business on a per subscriber basis consisting of costs of service and operations, and general and administrative expenses in our consolidated statement of operations, plus handset subsidies on equipment sold to existing subscribers, less reorganization costs.  These costs are divided by average monthly subscribers in our territory during the period divided by the number of months in the period to calculate CCPU.

• CPGA, or cost per gross addition, is a measure of the average cost we incur to add a new subscriber in our territory.  These costs include handset subsidies on new subscriber activations, commissions, rebates and other selling and marketing costs.  We calculate CPGA by dividing (a) the sum of cost of products sold and selling and marketing expenses associated with transactions with new subscribers during the measurement period, less product sales revenues associated with transactions with new subscribers during the measurement period, by (b) the total number of subscribers activated in our territory during the period.

• Average monthly churn is used to measure the rate at which subscribers based in our territory deactivate service on a voluntary or involuntary basis.  We calculate average monthly churn based on the number of subscribers deactivated during the period (net of transfers out of our territory and those who deactivated within 30 days of activation) as a percentage of our average monthly subscriber based during the period divided by the number of months during the period.

•      Licensed Pops represents the number of residents (usually expressed in millions) in our territory in which we have an exclusive right to provide wireless mobility communications services under the Sprint brand name.  The number of residents located in our territory does not represent the number of wireless subscribers that we serve or expect to serve in our territory.

• Covered Pops represents the number of residents (usually expressed in millions) covered by our portion of the wireless network of Sprint in our territory.  The number of residents covered by our network does not represent the number of wireless subscribers that we serve or expect to serve in our territory.

Comparability of Financial Results

On July 1, 2005, the Company completed its merger with Horizon PCS, Inc., whereby Horizon PCS was merged with and into the Company.  Accordingly, the results of Horizon PCS are included in iPCS’s reported results effective July 1, 2005. The acquisition of Horizon PCS was accounted for using the purchase method of accounting.  Under this method of accounting, the purchase price was allocated to the underlying tangible and intangible assets and liabilities acquired based on their respective fair market values, with any excess purchase price allocated to goodwill.  The results of iPCS prior to the merger with Horizon PCS are not comparable to its results after the merger.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

Statements in this press release regarding iPCS's business which are not historical facts are "forward-looking statements." Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or the negative thereof or variations thereon or similar terminology. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. A variety of factors could cause actual results to differ materially from those anticipated in iPCS's forward-looking statements, including the following factors: (1) iPCS's dependence on its affiliation with Sprint; (2) the final outcome of iPCS's litigation against Sprint concerning the Sprint/Nextel merger and the scope of iPCS's exclusivity; (3) changes in Sprint's affiliation strategy as a result of the Sprint/Nextel merger and Sprint's acquisitions of other Sprint PCS Affiliates of Sprint Nextel; (4) changes in Sprint's ability to devote as much of its personnel and resources to the remaining Sprint PCS Affiliates of Sprint Nextel; (5) changes in customer default rates and increases in bad debt expense; (6) changes or advances in technology; (7) changes in Sprint's national service plans, products and services or its fee structure with iPCS; (8) an increase in our expenses resulting from an increase in the CCPU rate that Sprint charges us for certain back-office services and a decrease in our revenue resulting from a decrease in the reciprocal roaming rate between us and Sprint; (9) potential declines in the relationship between roaming revenue iPCS receives from Sprint and roaming expense iPCS pays to Sprint; (10) iPCS's reliance on the timeliness, accuracy and sufficiency of financial and other data and information received from Sprint; (11) difficulties in network construction, expansion and upgrades; (12) increased competition in iPCS's markets; (13) adverse changes in financial position, condition or results of operations; (14) iPCS’s dependence on independent third parties for a sizable percentage of its sales; and (15) the inability to open the number of new stores and to expand the co-dealer network as planned. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from iPCS's forward-looking statements, please refer to iPCS's filings with the SEC, especially in the "risk factors" sections of the Annual Report on Form 10-K for the fiscal year ended September 30, 2005, as updated in subsequent filings, and the Form 10-K for the fiscal year ended December 31, 2006 to be filed and in any subsequent filings with the SEC. Investors and analysts should not place undue reliance on forward-looking statements. The forward-looking statements in this document speak only as of the date of the document and iPCS assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.

iPCS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(Dollars in thousands except per share amounts)

	December 31,	December 31,
	2006	2005
Assets
Current Assets:
Cash and cash equivalents	$120,499	$110,837
Accounts receivable, net	29,700	31,115
Receivable from Sprint	40,724	44,193
Inventories, net	4,291	3,583
Prepaid expenses	7,468	6,387
Other current assets	272	3,125
Total current assets	202,954	199,240
Property and equipment, net	139,641	147,254
Financing costs	7,724	9,147
Customer activation costs	3,252	1,435
Intangible assets, net	131,353	169,311
Goodwill	141,783	146,391
Other assets	364	435
Total assets	$627,071	$673,213

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$7,387	$6,751
Accrued expenses	24,098	26,109
Payable to Sprint	58,196	60,204
Deferred revenue	11,065	10,557
Current maturities of long-term debt and capital lease obligations	24	11
Total current liabilities	100,770	103,632
Customer activation fee revenue	3,252	1,435
Other long-term liabilities	6,819	9,104
Long-term debt and capital lease obligations, excluding current maturities	302,045	304,037
Total liabilities	412,886	418,208

Stockholders’ Equity:
Preferred stock, par value $.01 per share; 25,000,000 shares authorized; none issued	—	—
Common stock, par value $.01 per share; 75,000,000 shares authorized, 16,774,060 and 16,656,352 shares issued and outstanding, respectively	168	167
Additional paid-in-capital	334,156	328,938
Accumulated deficiency	(120,139)	(74,100)
Total stockholders’ equity	214,185	225,005
Total liabilities and stockholders’ equity	$627,071	$673,213

iPCS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(Dollars in thousands except per share amounts)

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2006	December 31, 2005	December 31, 2006	September 30, 2005
Revenues:
Service revenue	$84,492	$70,996	$316,513	$189,177
Roaming revenue	44,960	36,071	161,848	82,959
Equipment and other	3,505	2,485	14,061	7,911
Total revenues	132,957	109,552	492,422	280,047
Operating Expenses:
Cost of service and roaming (exclusive of depreciation, as shown separately below)	(79,412)	(62,766)	(285,979)	(153,058)
Cost of equipment	(11,417)	(9,150)	(41,707)	(27,260)
Selling and marketing	(22,927)	(18,216)	(74,293)	(44,424)
General and administrative	(3,724)	(7,907)	(20,944)	(13,189)
Depreciation	(11,490)	(12,039)	(50,522)	(53,700)
Amortization of intangible assets	(9,490)	(9,489)	(37,958)	(18,126)
Loss on disposal of property and equipment	(64)	(182)	(574)	(141)
Total operating expenses	(138,524)	(119,749)	(511,977)	(309,898)
Operating loss	(5,567)	(10,197)	(19,555)	(29,851)
Interest income	1,607	1,104	5,490	1,782
Interest expense	(8,043)	(8,108)	(32,086)	(22,926)
Other income	21	15	112	57
Loss before benefit from income taxes	(11,982)	(17,186)	(46,039)	(50,938)
Benefit from income taxes	—	—	—	—
Net loss	$(11,982)	$(17,186)	$(46,039)	$(50,938)

Basic and diluted loss per share of common stock	$(0.72)	$(1.03)	$(2.76)	$(4.60)

Weighted average common shares outstanding	16,718,818	16,645,467	16,703,142	11,073,435

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED)

(In thousands)

Reconciliation of Non-GAAP Financial Measures

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2006	December 31, 2005	December 31, 2006	September 30, 2005
Net loss	$(11,982)	$(17,186)	$(46,039)	$(50,938)
Net interest expense	6,436	7,004	26,596	21,144
Depreciation and amortization	20,980	21,528	88,480	71,826
Stock-based compensation expense	784	1,659	2,496	1,200
Loss on disposal of property and equipment	64	182	574	141
Adjusted EBITDA	$16,282	$13,187	$72,107	$43,373

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED)

Summary of Operating Statistics

	For the Three Months Ended		For the Year Ended
	December 31, 2006	December 31, 2005	December 31, 2006
Subscribers
Gross Additions	74,000	64,200	247,500
Net Additions	27,000	18,900	67,600
Total Customers	561,300	495,300	561,300
Churn	2.4%	2.6%	2.5%

Average Revenue Per User, Monthly
Including Roaming	$79	$74	$76
Without Roaming	$51	$49	$51

Cash Cost Per User , Monthly
Including Roaming	$51	$49	$50
Without Roaming	$32	$34	$33

Cost Per Gross Addition	$390	$357	$376

Licensed Pops (Millions)	15.0	15.0	15.0
Covered Pops (Millions)	11.4	11.4	11.4
Cell Sites	1,600	1,508	1,600

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED)

(Dollars in thousands except per user and per add amounts)

Reconciliation of Non-GAAP Financial Measures

	For the Three Months Ended		For the Year Ended
	December 31, 2006	December 31, 2005	December 31, 2006
ARPU
Service revenue	$84,492	$70,996	$316,513
Roaming revenue	44,960	36,071	161,848
Total service revenue	$129,452	$107,067	$478,361
Average subscribers	547,556	485,172	521,976

Average revenue per user including roaming, monthly	$79	$74	$76
Average revenue per user without roaming, monthly	$51	$49	$51

CCPU
Cost of service and roaming	$79,412	$62,766	$285,820
plus: General and administrative expenses	3,724	7,907	20,944
less: stock-based compensation expense	(599)	(1,451)	(1,972)
less: Retail equipment upgrade revenue	(475)	(582)	(3,065)
plus: Retail equipment cost of upgrades	2,246	2,388	11,439
Total cash costs including roaming	$84,308	$71,028	$313,166
less: Roaming expense	(32,484)	(22,043)	(109,182)
Total cash costs without roaming	$51,824	$48,985	$203,984
Average subscribers	547,556	485,172	521,976

Cash cost per user, monthly	$51	$49	$50
Cash cost per user without roaming, monthly	$32	$34	$33

CPGA
Selling and marketing	$22,927	$18,216	$74,293
less: Stock-based compensation expense	(185)	(208)	(524)
less: Equipment revenue, net of upgrade revenue	(3,015)	(1,857)	(10,957)
plus: Cost of equipment, net of cost of upgrades	9,170	6,762	30,269
Total costs of acquisition	$28,897	$22,913	$93,081
Gross adds	74,134	64,156	247,472

Cost per gross add	$390	$357	$376